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                                 August 13, 2003

                                                            Exhibit 5.2 and 23.2

Citigroup Mortgage Loan Trust Inc.
390 Greenwich Street
New York, NY 10013

                  Re:      Citigroup Mortgage Loan Trust Inc.
                           Commercial Mortgage Pass-Through Certificates

Ladies and Gentlemen:

          We have acted as co-counsel for Citigroup Mortgage Loan Trust Inc., a Delaware corporation (the "Registrant"), in connection with a registration statement on Form S-3 (the "Registration Statement") filed by the Registrant on or about the date hereof with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). In particular, our representation of the Registrant in connection with the Registration Statement is limited to the extent that the Registration Statement relates to the offering of various series of commercial mortgage pass-through certificates (the "Offered CMBS").

          Each series of Offered CMBS is to be sold as described in the Registration Statement, any amendment thereof, and the prospectus and prospectus supplement relating to such series of Offered CMBS (the "Prospectus" and "Prospectus Supplement", respectively). In general, each series of Offered CMBS will be issued under a pooling and servicing agreement (a "Pooling and Servicing Agreement") between the Registrant and the master servicer, the special servicer, the trustee and any other relevant parties named therein. A form of Pooling and Servicing Agreement has been included as Exhibit 4.7 to the Registration Statement.

          In acting on behalf of the Registrant, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we deemed necessary for the purposes of this opinion. In our examination, we have assumed the following: (a) the genuineness of all signatures; (b) the legal capacity of natural persons; (c) the authenticity of all documents submitted to us as originals; (d) the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents; and (e) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates that we have reviewed.



SIDLEY AUSTIN BROWN & WOOD LLP                                          NEW YORK

Citigroup Mortgage Loan Trust Inc.
August 13, 2003
Page 2

As to any facts material to the opinions expressed herein which were not known to us, we have relied upon certificates, statements and representations of officers and other representatives of the Registrant and others.

          In rendering this opinion, we have assumed that the Pooling and Servicing Agreement with respect to each series of Offered CMBS is executed and delivered substantially in the form included as Exhibit 4.7 to the Registration Statement and that the transactions contemplated to occur with respect to each series of Offered CMBS under the Registration Statement, the related Prospectus, the related Prospectus Supplement and the related Pooling and Servicing Agreement in fact occur in accordance with the terms thereof. We have also assumed, with respect to each series of Offered CMBS, that:

          (a) each party to the related Pooling and Servicing Agreement has the power and authority to enter into and perform all of such party's obligations thereunder, and

          (b) when the related Pooling and Servicing Agreement has been duly authorized by all necessary action, executed and delivered by each party thereto, it will constitute the valid and binding obligation of each party thereto, enforceable against such party in accordance with its terms.

          Based upon and subject to the foregoing, we are of the opinion that when

          (i) the Registration Statement becomes effective,

          (ii) the issuance and principal terms of a series of Offered CMBS have been duly authorized by all necessary action by the Registrant,

          (iii) the Pooling and Servicing Agreement for such Offered CMBS has been duly authorized by all necessary action, executed and delivered by each party thereto, and

          (iv) such Offered CMBS have been duly executed, authenticated and delivered in accordance with the terms and conditions of the related Pooling and Servicing Agreement and sold in the manner described in the Registration Statement, in any amendment thereto, and in the Prospectus and Prospectus Supplement relating thereto, such Offered CMBS will be legally and validly issued and outstanding, fully paid and non-assessable, and the holders of such Offered CMBS will be entitled to the benefits of the related Pooling and Servicing Agreement.

          We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus and Prospectus Supplement relating to each series of Offered CMBS with respect to which we act as counsel to the Registrant. In giving such consent, we do not consider that we are "experts", within the meaning of that term as used in the Act or the rules and regulations of

SIDLEY AUSTIN BROWN & WOOD LLP                                          NEW YORK

Citigroup Mortgage Loan Trust Inc.
August 13, 2003
Page 3


the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                  We express no opinion as to any laws other than the laws of the State of New York and do not express any opinion, either implicitly or otherwise, on any issue not expressly addressed above.

                                             Very truly yours,



                                             /s/ Sidley Austin Brown & Wood LLP